UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2014 (May 27, 2014)

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 27, 2014, Simon Property Group, Inc. (“Simon” or the “Company”) and Simon Property Group, L.P. entered into a separation and distribution agreement with Washington Prime Group Inc. (“WPG”) and Washington Prime Group, L.P., pursuant to which the Company agreed to transfer certain assets and liabilities to WPG (the “Separation”) and distribute 100% of the outstanding shares of WPG to the Company shareholders in a tax-free distribution (the “Distribution”).

ITEM 7.01           REGULATION FD DISCLOSURE.

On May 29, 2014, Simon announced guidance for the quarter ending June 30, 2014 and updated its full year 2014 guidance to reflect the completion of the WPG spin-off effective May 28, 2014. The guidance update is solely related to the WPG spin-off, and also incorporates the transaction costs of the spin-off.

The press release announcing the guidance update is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01           OTHER EVENTS.

On May 28, 2014, the Company issued a press release announcing the successful completion of the Distribution.  WPG began “regular way” trading on the New York Stock Exchange under the ticker symbol “WPG” starting May 29, 2014.

The press release announcing the Distribution is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements:

None

(d)  Exhibits

Exhibit No.	Description

2.1	Separation and Distribution Agreement by and among Simon Property Group, Inc., Simon Property Group, L.P., Washington Prime Group Inc. and Washington Prime Group, L.P., dated as of May 27, 2014

99.1	Press Release of Simon Property Group, Inc., dated as of May 29, 2014

99.2	Press Release of Simon Property Group, Inc., dated as of May 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 29, 2014

SIMON PROPERTY GROUP, INC.

By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett
Senior Executive Vice President and Chief Financial Officer